Exhibit 10.2

FOURTH AMENDMENT TO FINANCE AGREEMENT

This Fourth Amendment to Amended Finance Agreement (“Amendment”) is dated as of November 9, 2011 by and between Coastal Credit, L.L.C., a Virginia limited liability company with its principal office located at 3852 Virginia Beach Boulevard, Virginia Beach, Virginia 23452 (the “Borrower”) and Wells Fargo Preferred Capital, Inc. (“Lender”).

BACKGROUND

A.           Borrower and Lender are parties to a certain Amended Finance Agreement dated as of April 16, 2001 (as amended or modified from time to time, the “Loan Agreement”) and related agreements, instruments and documents (collectively, with the Loan Agreement, the “Existing Loan Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B.           Borrower has requested that Lender amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.           Amendments.  Effective as of January 1, 2012, the Loan Agreement is hereby amended and modified in the following manner:

(a)           Definitions.  The following definition contained in Section 1.1 of the Loan Agreement is amended and restated as follows:

“Stated Maturity Date” means December 31, 2014, as such date may be extended from time to time in accordance with the provisions of Section 2.4 of this Agreement.

(b)           Unused Line Fee. Section 2.9(b) of the Loan Agreement is amended and restated as follows:

(b)  Unused Line Fee.  Borrower shall pay an unused line fee at a rate pet annum of (i) One Eighth of One Percent (0.125%) in the event that the average unused portion of the Commitment for such calendar month is less than or equal to Fifty Percent (50%) of the Commitment and (ii) One Half of One Percent (0.50%) in the event that the avenge unused portion of the Commitment for such calendar month exceeds Fifty Percent (50%) of the Commitment (each computed on the basis of a 360 day year and the actual number of days elapsed) on the average daily unused Commitment. Such fee shall be payable monthly in arrears on the first day of each month, and on the

Termination Date, unless the Commitment is terminated on an earlier date, in which event the unused line fee shall be paid on the date of such termination.

(c)           EBITDA Ratio. Section 6.4(a) of the Loan Agreement is amended and restated as follows:

(a)  EBITDA Ratio. Maintain, as of the end of each calendar quarter, an EBITDA Ratio of not less than 1.5 to 1.0.

(d)           Minimum Adjusted Tangible Net Worth. Section 6.4 of the Loan Agreement is amended by deleting clause (d).

(e)           Restricted Payments.  Section 7.2 of the Loan Agreement is amended and restated as follows:

7.2  Restricted Payments.  Make any Restricted Payment, except that Borrower may (a) make distributions to its members in amounts equal to the state and federal income taxes owed by such member in respect of taxable income of the Borrower; (b) make payments of principal and interest on Subordinated Debt, provided immediately prior to and after giving effect to any distribution or payment no Default or Event of Default shall exist; and (c) make distributions to its members provided that the aggregate amount of all distributions made pursuant to subparagraphs (a) and (c) of this Section 7.2 do not exceed 80% of Borrower’s earnings before payment of taxes for the year in which the distributions are made as determined in accordance with GAAP by the Borrower’s year-end audited financial statements for such year, and provided further that immediately prior to and after giving effect to any such distribution or payment no Default or Event of Default shall exist.

No violation of subparagraph (c) of this Section 7.2 shall be deemed to have occurred unless, at the time Borrower’s audited financial statements are completed for a fiscal year, it is determined that total distributions under subparagraphs (a) and (c) made during such year exceeded 80% of Borrower’s earnings before the payment of taxes for such year, as reflected in such audited financial statements.

2.           Legal and Filing Fees.  Borrower agrees to pay immediately upon demand therefor all legal fees and out-of-pocket expenses of Lender related to this Amendment, including the preparation, ne4ouation, documentation, execution, filing and delivery thereof.

3.           Effectiveness Conditions.  This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Lender and Lender’s counsel):

(a)           Execution and delivery by Borrower of this Amendment to Lender;

(b)           No Event of Default or Default has occurred under the Loan Agreement or any of the other Existing Loan Documents; and

(c)           Execution and/or delivery of all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Existing Loan Documents.

4.           Representations and Warranties. Borrower represents and warrants to Lender that:

(a)           All warranties and representations made to Lender under the Loan Agreement and the Existing Loan Documents are true and correct as to the date hereof.

(b)           The execution and delivery by Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

(c)           This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

(d)           No Event of Default or Default has occurred under the Loan Agreement or any of the other Existing Loan Documents.

5.           Business Operations. Borrower hereby agrees to continue to operate its business and operations in a manner consistent with its past business practice and conform to its policies as have been previously disclosed to Lender in writing.

6.           Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower or any third party to Lender, as evidenced by the Existing Loan Documents. Borrower hereby acknowledges, agrees, and represents that (i) Borrower is indebted to Lender pursuant to the terms of the Note; (ii) the liens, security interests and assignments created and evidenced by the Existing Loan Documents are, respectively, first, prior, valid and subsisting liens, security interests and assignments against the Collateral and secure all indebtedness and obligations of Borrower to Lender under the Note, the Loan Agreement and all other Existing Loan Documents, as modified herein; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Existing Loan Documents, and the other obligations created or evidenced by the Existing Loan Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of the Lender’s acts or omissions with respect to the Existing Loan Documents, or the Lender’s performance under the Existing Loan Documents; and (v) Borrower promises to pay to the order of Lender the indebtedness evidenced by the Note according to the terms thereof. In consideration of the modification of certain provisions of the Existing Loan Documents, all as herein provided, and the other benefits received by Borrower hereunder, Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Lender, its predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Lender Released Parties”), of and from any and all claims, demands, actions and causes of action of any and every kind or character, known or reasonably within Borrower’s knowledge, which Borrower has against Lender Released Parties, arising out of or with respect to any and all transactions relating to the Loan Agreement, the Note, and the other Existing Loan Documents occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Lender Released Parties, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of funding commitment, negligence, bad faith, malpractice, violations of the Racketeer Influence and Corrupt Organizations Act, tortious interference with corporate governments or prospective business advantage, tortious interference with contractual relations, breach of contract, deceptive trade practices, libel, slander, the charging, contracting for, taking, reserving, collecting or receiving of interest in excess of the highest lawful rate applicable to the Existing Loan Documents (i.e., usury), any violations of federal or state law, any violations of federal or state banking rules, laws or regulations, including, but not limited to, any violations of Regulation B, Equal Credit Opportunity, bank tying act claims, or any violation of federal antitrust acts, accruing or occurring prior to the date hereof.

7.           Collateral. As security for the payment of the Obligations and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement and the Existing Loan Documents, Borrower acknowledges Lender’s first priority perfected security interest and lien in and to all of the Collateral.

8.           Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

9.           Acknowledgment of Indebtedness and Obligations. Borrower hereby acknowledges and confirms that as of the date of this Amendment, Borrower is indebted to Lender, without defense, setoff or counterclaim, under the Loan Agreement in the aggregate principal amount of $65,000,000 plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.

10.           Governing Law. This Amendment, the Loan Agreement, the Existing Loan Documents and the transactions contemplated hereby or thereby, and any claim, controversy, or dispute arising out of or relating to this Amendment, the Loan Agreement, the Existing Loan Documents and the transactions contemplated hereby or thereby shall be governed by, construed and enforced in accordance with the laws of the State of Iowa, excluding its conflict of law rules.

11.           Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto.

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Dated the date and year first written above.

BORROWER:	COASTAL CREDIT, L.L.C.
	By:	/s/ William E. McKnight
	Name:	WILLIAM E. MCKNIGHT
	Title:	PRESIDENT

LENDER:	WELLS FARGO PREFERRED CAPITAL, INC.
	By:	/s/ Michael Bohn
	Name:	MICHAEL BOHN
	Title:	VICE PRESIDENT

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